UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2024 (August 16, 2024)

SinglePoint Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53425	26-1240905
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3104 E Camelback Rd #2137 Phoenix, AZ	85016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 682-7464

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, par value $0.0001 per share	SING	Cboe BZX Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On August 16, 2024, the management “Management” of SinglePoint, Inc. (the “Company), after discussions with Turner, Stone & Company, L.L.P, (“Turner”) the independent registered public accounting firm of the Company, determined that the Company’s previously issued audited consolidated financial statements included in the Company’s Form 10-K for the year ended December 31, 2023, (the “Financial Statements” and the period covered thereby the “Affected Period”) initially filed with the Securities and Exchange Commission (“SEC”) on July 19, 2024, should no longer be relied on.

Management reached such conclusions following an internal review of certain transactions and the related accounting treatment, and consultations with Turner. Based upon Management’s evaluation, the Company concluded that its accounting for inventory and unearned revenues, which were previously netted on a contract basis on the Company’s consolidated balance sheet at December 31, 2023, did not give full effect to the transactions, and the inventory and unearned revenues were understated in the Company’s Financial Statements.

The Company expects to file the applicable restated Financial Statements as soon as practicable. The Company’s Chief Financial Officer has discussed these matters with Turner and with the Company’s Board of Directors.

Previously, the Company’s management had evaluated the effectiveness of the Company's disclosure controls and procedures as well as its internal control over financial reporting as of December 31, 2023, and during the year then ended. As previously disclosed, management had concluded that the Company’s disclosure controls and procedures had material weaknesses during such periods and in response thereto in 2024 has sought outside consultants to assist Management, which the Company believes has and will continue to provide for improved processes related to such controls and procedures.

A copy of this Form 8-K was provided to Turner prior to its filing with the SEC.

Forward-looking Statements

This report may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, but are not limited to: any statements regarding: our ability to complete the restatements of the Financial Statements covering the Affected Period and our ability to address any material weaknesses. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price.

We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The information contained herein is intended to be reviewed in its totality, and any stipulations, conditions or provisos that apply to a given piece of information in one part of this report should be read as applying mutatis mutandis to every other instance of such information appearing herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX
Exhibit No.	Description
7.1	Letter from Turner. Stone & Company, L.L.P.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document.)

2

SIGNATURES

Pursuant to the requirements of the Stock Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SinglePoint Inc.

Dated: August 21, 2024	By:	/s/ William Ralston
	Name:	William Ralston
	Title:	Chief Executive Officer

3